As filed with the Securities and Exchange Commission on March 6, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM S‑8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
___________________

ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0028718 (IRS Employer Identification No.)

6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Address of principal executive offices) (Zip Code)
___________________

ALIMERA SCIENCES, INC. 2010 EQUITY INCENTIVE PLAN
ALIMERA SCIENCES, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)
___________________

C. Daniel Myers
Chief Executive Officer
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Name and address of agent for service)
(678) 990-5740
(Telephone number, including area code, of agent for service)
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Options and Rights to Purchase Common Stock	1,264,440	N/A	N/A	N/A
Options and Rights to Purchase Common Stock	26,123	N/A	N/A	N/A
Common Stock, $0.01 par value	1,264,440 shares	$6.85 (2)	$8,661,414.00 (2)	$1,115.60
Common Stock, $0.01 par value	26,123 shares	$6.85 (2)	$178,942.55 (2)	$23.05

(1)
The shares registered hereunder include (i) 1,264,440 shares of Common Stock reserved for issuance pursuant to the Alimera Sciences, Inc. 2010 Equity Incentive Plan (the “2010 EIP”) and (ii) 26,123 shares of Common Stock reserved for issuance pursuant to the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2010 EIP and the 2010 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Alimera Sciences, Inc.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and shares of Common Stock are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on February 28, 2014.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference
Alimera Sciences, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 6, 2014, pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 28, 2014, February 3, 2014 and February 27, 2014 only to the extent filed and not furnished; and

(c)
The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 001-34703 on Form 8-A filed with the SEC on April 19, 2010, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post‑effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers
The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “1933 Act”). The Registrant’s Bylaws provide for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non‑monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its directors and officers. The Indemnification Agreements provide the Registrant’s directors and officers with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits
Exhibit Number    Exhibit
4.1    Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-162782, Exhibit 3.2) filed with the SEC on April 6, 2010).
4.2    Amended and Restated Bylaws of the Registrant, as amended (Incorporated herein by reference to Registrant’s Current Report (File No. 333-162782, Exhibit 3.4.C) filed with the SEC on October 2, 2012).
4.3    Form of Certificate of Designation (Incorporated herein by reference to Registrant’s Current Report (File No. 333-162782, Exhibit 3.5) filed with the SEC on October 2, 2012.
5.1    Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1    Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2    Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.
24.1    Power of Attorney. Reference is made to page II-5 of this Registration Statement.
99.1    Alimera Sciences, Inc. 2010 Equity Incentive Plan (Incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-166822, Exhibit 99.3) filed with the SEC on May 14, 2010).
99.2    Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (Incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-166822, Exhibit 99.4) filed with the SEC on May 14, 2010).

Item 9.	Undertakings
A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post‑effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2010 Equity Incentive Plan or 2010 Employee Stock Purchase Plan.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on this 6th day of March, 2014.
ALIMERA SCIENCES, INC.

By: /s/ C. Daniel Myers
C. Daniel Myers
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of Alimera Sciences, Inc., a Delaware corporation, do hereby constitute and appoint C. Daniel Myers and Richard S. Eiswirth, Jr., and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ C. Daniel Myers C. Daniel Myers	President, Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2014
/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2014
/s/ Philip R. Tracy Philip R. Tracy	Chairman of the Board of Directors	March 6, 2014
/s/ Mark J. Brooks Mark J. Brooks	Director	March 6, 2014
/s/ Brian K. Halak Brian K. Halak, Ph.D.	Director	March 6, 2014
/s/ James Largent James Largent	Director	March 6, 2014
/s/ Peter J. Pizzo, III Peter J. Pizzo, III	Director	March 6, 2014
/s/ Calvin W. Roberts Calvin W. Roberts, M.D.	Director	March 6, 2014
/s/ Glen Bradley Glen Bradley, Ph.D	Director	March 6, 2014
/s/ Garheng Kong Garheng Kong, M.D., Ph.D.	Director	March 6, 2014

II‑5

EXHIBIT INDEX
Exhibit Number    Exhibit
4.1    Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-162782, Exhibit 3.2) filed with the SEC on April 6, 2010).
4.2    Amended and Restated Bylaws of the Registrant, as amended (Incorporated herein by reference to Registrant’s Current Report (File No. 333-162782, Exhibit 3.4.C) filed with the SEC on October 2, 2012).
4.3    Form of Certificate of Designation (Incorporated herein by reference to Registrant’s Current Report (File No. 333-162782, Exhibit 3.5) filed with the SEC on October 2, 2012.
5.1    Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1    Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2    Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.
24.1    Power of Attorney. Reference is made to page II-5 of this Registration Statement.
99.1    Alimera Sciences, Inc. 2010 Equity Incentive Plan (Incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-166822, Exhibit 99.3) filed with the SEC on May 14, 2010).
99.2    Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (Incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-166822, Exhibit 99.4) filed with the SEC on May 14, 2010).